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NORTHEAST ENERGY MANAGEMENT, INC.
Balance Sheet
At September 30, 2000
(expressed in millions, rounded to hundred thousands of dollars)
(Unaudited, subject to adjustment)
ASSETS
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

Non-utility property          $7.6
Less accumulated provision for depreciation            3.9
                              ----
Net non-utility property          3.7
                              ----

Accounts receivable, net                    0.2
                                        ----
Deferred debits          3.8
                                        ----
                              $7.7
               Total assets                         ====

CAPITALIZATION AND LIABILITIES
------------------------------
Capitalization:
     Common equity          $7.2
                                        ----
               Total capitalization                    7.2
                                        ----
Accounts payable                         0.5
          ----
               Total liabilities and capitalization               $7.7
                                        ====
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